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                                               PRIME RETAIL, INC.

                            EXHIBIT 12: COMPUTATION OF RATIO OF EARNINGS TO COMBINED
                                FIXED CHARGES AND PREFERRED STOCK DISTRIBUTIONS
                                                 AND DIVIDENDS

                              (Amounts in thousands, except for ratio information)
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Three Months ended March 31,                                                2001                   2000
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
Loss before minority interests                                                  $ (5,631)             $ (11,687)
Gain on sale of real estate                                                         (732)                     -
Interest incurred                                                                 23,240                 25,056
Amortization of debt issuance costs                                                1,979                    824
Amortization of interest rate protection contracts                                    35                     21
Less capitalized interest                                                              -                 (1,100)
                                                                               ---------              ---------
     Earnings                                                                     18,891                 13,114

Interest incurred                                                                 23,240                 25,056
Amortization of debt issuance costs                                                1,979                    824
Amortization of interest rate protection contracts                                    35                     21
Preferred stock distributions and dividends                                        5,668                  5,668
                                                                               ---------              ---------
     Combined Fixed Charges and
       Preferred Stock Distributions and Dividends                                30,922                 31,569
                                                                               ---------              ---------
Excess of Combined Fixed Charges
     and Preferred Stock Distributions
     and Dividends over Earnings                                               $ (12,031)             $ (18,455)
                                                                               =========              =========
====================================================================================================================================
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